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                                                                                                      EXHIBIT 11
                               OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                                       COMPUTATION OF EARNINGS PER SHARE
                        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                               (Amounts in thousands, except per-share amounts)


                                                                    Three Months Ended         Nine Months Ended
                                                                          September 30              September 30
EARNINGS PER COMMON AND COMMON                                  ----------------------    ----------------------
  EQUIVALENT SHARE                                                   1995         1994         1995         1994
---------------------------------------------------------       ---------    ---------    ---------    ---------
Earnings(loss) applicable to common stock                       $ 116,305    $   3,812    $ 434,798    $ (91,910)
                                                                =========    =========    =========    =========

Common shares outstanding at beginning of period                  318,185      312,147      316,853      305,603
Issuance of common shares, weighted average                           206          227          877        4,600
Conversions, weighted average options exercised
   and other                                                            9           16          210            5
Repurchase of common shares                                           (18)         (11)         (58)         (57)
Effect of assumed exercises
   Dilutive effect of exercise of options outstanding
     and other                                                        211           66          165           22
                                                                ---------    ---------    ---------    ---------
Weighted average common stock and common stock
   equivalents                                                    318,593      312,445      318,047      310,173
                                                                =========    =========    =========    =========
Earnings(loss) per common and common equivalent
   share                                                        $   .3651    $   .0122    $  1.3671    $  (.2963)
                                                                =========    =========    =========    =========

                                                                  $  .36       $  .01       $ 1.37       $ (.30)
                                                                  ======       ======       ======       ======

FULLY DILUTED EARNINGS PER SHARE
---------------------------------------------------------
Earnings(loss) applicable to common stock                       $ 116,305    $   3,812    $ 434,798    $ (91,910)
Dividends applicable to dilutive preferred stock:
   $3.875 preferred stock(a)                                           --           --       43,903           --
   $3.00 preferred stock(a)                                         8,542           --       25,624           --
                                                                ---------    ---------    ---------    ---------
                                                                $ 124,847    $   3,812    $ 504,325    $ (91,910)
                                                                =========    =========    =========    =========

Common shares outstanding at beginning of period                  318,185      312,147      316,853      305,603
Issuance of common shares, weighted average                           206          227          877        4,600
Conversions, weighted average options exercised
   and other                                                            9           16          210            5
Repurchase of common shares                                           (18)         (11)         (58)         (57)
Effect of assumed conversions and exercises
   Dilutive effect of assumed conversion of preferred stock:
     $3.875 preferred stock(a)                                         --           --       33,186           --
     $3.00 preferred stock(a)                                      27,890           --       27,890           --
   Dilutive effect of exercise of options outstanding
     and other                                                        211           79          233           35
                                                                ---------    ---------    ---------    ---------

Total for computation of fully diluted earnings per share         346,483      312,458      379,191      310,186
                                                                =========    =========    =========    =========

Fully diluted earnings(loss) per share                          $   .3603    $   .0122    $  1.3300    $  (.2963)
                                                                =========    =========    =========    =========

                                                                  $  .36       $  .01       $ 1.33       $ (.30)
                                                                  ======       ======       ======       ======

(a)   Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.
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